Exhibit 99.02

                          PART I. FINANCIAL INFORMATION

Item 1. Consolidated Financial Statements

                        CIT GROUP INC. AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                      ($ in millions -- except share data)

                                                                                   March 31,        December 31,
                                                                                     2004              2003
                                                                                   ---------        ------------

                                     ASSETS

Financing and leasing assets:
   Finance receivables........................................................     $32,187.4         $31,300.2
   Reserve for credit losses..................................................        (636.7)           (643.7)
                                                                                   ---------         ---------
   Net finance receivables....................................................      31,550.7          30,656.5
   Operating lease equipment, net.............................................       7,576.2           7,615.5
   Finance receivables held for sale..........................................       1,006.2             918.3
Cash and cash equivalents.....................................................       1,356.5           1,973.7
Retained interest in securitizations..........................................       1,364.6           1,380.8
Goodwill and intangible assets................................................         485.5             487.7
Other assets..................................................................       2,912.7           3,310.3
                                                                                   ---------         ---------
Total Assets..................................................................     $46,252.4         $46,342.8
                                                                                   =========         =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Debt:
   Commercial paper...........................................................     $ 4,820.2         $ 4,173.9
   Variable-rate senior notes.................................................       9,170.7           9,408.4
   Fixed-rate senior notes....................................................      19,829.8          19,830.8
   Preferred capital securities...............................................         255.1             255.5
                                                                                   ---------         ---------
Total debt....................................................................      34,075.8          33,668.6
Credit balances of factoring clients..........................................       3,619.4           3,894.6
Accrued liabilities and payables..............................................       3,025.9           3,346.4
                                                                                   ---------         ---------
   Total Liabilities..........................................................      40,721.1          40,909.6
                                                                                   ---------         ---------
Commitments and Contingencies (Note 10)
Minority interest.............................................................          38.6              39.0
Stockholders' Equity:
   Preferred stock: $0.01 par value, 100,000,000 authorized, none issued......            --                --
   Common stock: $0.01 par value, 600,000,000 authorized,
     211,849,987 issued, 211,832,465 outstanding..............................           2.1               2.1
   Paid-in capital, net of deferred compensation of $52.8 and $30.6...........      10,668.2          10,677.0
   Accumulated deficit........................................................      (4,980.5)         (5,141.8)
   Accumulated other comprehensive loss.......................................        (196.4)           (141.6)
   Less: Treasury stock, 17,522 and 43,529 shares, at cost....................          (0.7)             (1.5)
                                                                                   ---------         ---------
   Total Stockholders' Equity.................................................       5,492.7           5,394.2
                                                                                   ---------         ---------
   Total Liabilities and Stockholders' Equity.................................     $46,252.4         $46,342.8
                                                                                   =========         =========

                 See Notes to Consolidated Financial Statements.

                         CIT GROUP INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                     ($ in millions-- except per share data)

                                                                                 For the Quarters Ended March 31,
                                                                                 --------------------------------
                                                                                      2004              2003
                                                                                    --------          --------
Finance income................................................................      $  902.9          $  939.2
Interest expense..............................................................         298.0             354.7
                                                                                    --------          --------
Net finance income............................................................         604.9             584.5
Depreciation on operating lease equipment.....................................         234.5             278.8
                                                                                    --------          --------
Net finance margin............................................................         370.4             305.7
Provision for credit losses...................................................          85.6             103.0
                                                                                    --------          --------
Net finance margin after provision for credit losses..........................         284.8             202.7
Other revenue.................................................................         230.4             239.9
Gain (loss) on venture capital investments....................................           0.7              (4.4)
                                                                                    --------          --------
Operating margin..............................................................         515.9             438.2
Salaries and general operating expenses.......................................         247.3             225.6
Gain on redemption of debt....................................................          41.8                --
                                                                                    --------          --------
Income before provision for income taxes......................................         310.4             212.6
Provision for income taxes....................................................        (121.1)            (82.9)
Dividends on preferred capital securities, after tax..........................            --              (2.7)
                                                                                    --------          --------
Net income....................................................................      $  189.3          $  127.0
                                                                                    ========          ========
Earnings per share
Basic earnings per share......................................................      $   0.89          $   0.60
                                                                                    ========          ========
Diluted earnings per share....................................................      $   0.88          $   0.60
                                                                                    ========          ========
Number of shares - basic (thousands)..........................................       211,839           211,573
                                                                                    ========          ========
Number of shares - diluted (thousands)........................................       215,809           211,899
                                                                                    ========          ========
Dividends per common share....................................................      $   0.13          $   0.12
                                                                                    ========          ========

                 See Notes to Consolidated Financial Statements.

                         CIT GROUP INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Unaudited)
                                 ($ in millions)

                                                                            Accumulated         Total             Total
                                      Common      Paid-in      Treasury     (Deficit)/      Comprehensive     Stockholders'
                                       Stock      Capital        Stock       Earnings       (Loss)/Income        Equity
                                      ------     ---------     --------     -----------     -------------     -------------
Balance December 31, 2003.........     $ 2.1     $10,677.0      $ (1.5)      $(5,141.8)         $(141.6)         $5,394.2
Net income........................        --            --          --           189.3               --             189.3
Foreign currency translation
  adjustments.....................        --            --          --              --              1.4               1.4
Change in fair values of
  derivatives qualifying as
  cash flow hedges................        --            --          --              --            (61.6)            (61.6)
Unrealized gains on equity
  and securitization
  investments, net................        --            --          --              --              5.4               5.4
                                                                                                                 --------
Total comprehensive income........        --            --          --              --               --             134.5
                                                                                                                 --------
Cash dividends....................        --            --          --           (28.0)              --             (28.0)
Restricted common
  stock grants....................        --           6.6          --              --               --               6.6
Treasury stock purchased,
  at cost.........................        --            --       (37.1)             --               --             (37.1)
Exercise of stock
  option awards...................        --         (15.4)      37.9              --               --              22.5
                                       -----     ---------      ------       ---------          -------          --------
Balance March 31, 2004............     $ 2.1     $10,668.2      $ (0.7)      $(4,980.5)         $(196.4)         $5,492.7
                                       =====     =========      ======       =========          =======          ========

                 See Notes to Consolidated Financial Statements.

                         CIT GROUP INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 ($ in millions)

                                                                                        For the Quarters
                                                                                         Ended March 31,
                                                                                   --------------------------
                                                                                      2004            2003
                                                                                   ----------      ----------
Cash Flows From Operations
Net income....................................................................     $    189.3       $   127.0
Adjustments to reconcile net income to net cash flows from operations:
   Depreciation and amortization..............................................          248.2           288.8
   Provision for credit losses................................................           85.6           103.0
   Provision for deferred federal income taxes................................           95.4            74.7
   Gains on equipment, receivable and investment sales........................          (62.5)          (60.7)
   Gain on debt redemption....................................................          (41.8)             --
   Decrease (increase) in other assets........................................          303.1          (116.7)
   (Decrease) increase in accrued liabilities and payables....................         (346.6)           61.1
   Other......................................................................          (26.0)           21.5
                                                                                   ----------      ----------
Net cash flows provided by operations.........................................          444.7           498.7
                                                                                   ----------      ----------
Cash Flows From Investing Activities
Loans extended................................................................      (12,699.8)      (12,341.1)
Collections on loans..........................................................       10,829.8        10,233.4
Proceeds from asset and receivable sales......................................        1,731.9         1,699.2
Purchases of finance receivable portfolios....................................         (595.1)         (360.8)
Net decrease in short-term factoring receivables..............................         (400.8)         (182.7)
Purchases of assets to be leased..............................................         (268.7)         (333.4)
Other   ......................................................................           (1.1)          (41.4)
                                                                                   ----------      ----------
Net cash flows (used for) investing activities................................       (1,403.8)       (1,326.8)
                                                                                   ----------      ----------
Cash Flows From Financing Activities
Repayments of variable and fixed-rate notes...................................       (3,011.5)       (2,997.8)
Proceeds from the issuance of variable and fixed-rate notes...................        2,804.2         4,352.4
Net decrease in commercial paper..............................................          646.3          (484.1)
Net repayments of non-recourse leveraged lease debt...........................          (61.1)          (28.2)
Cash dividends paid...........................................................          (28.0)          (25.4)
Other   ......................................................................           (8.0)             --
                                                                                   ----------      ----------
Net cash flows provided by financing activities...............................          341.9           816.9
                                                                                   ----------      ----------
Net (decrease) in cash and cash equivalents...................................         (617.2)          (11.2)
Cash and cash equivalents, beginning of period................................        1,973.7         2,036.6
                                                                                   ----------      ----------
Cash and cash equivalents, end of period......................................     $  1,356.5      $  2,025.4
                                                                                   ==========      ==========
Supplementary Cash Flow Disclosure
Interest paid.................................................................     $    287.5      $    331.2
Federal, foreign, state and local income taxes paid, net......................     $     24.7      $     18.9

                 See Notes to Consolidated Financial Statements.

                         CIT GROUP INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 1 -- Summary of Significant Accounting Policies

      CIT Group Inc., a Delaware corporation ("we," "CIT" or the "Company"), is a global commercial and consumer finance company that was founded in 1908. CIT provides financing and leasing capital for companies in a wide variety of industries, offering vendor, equipment, commercial, factoring, consumer, and structured financing products. CIT operates primarily in North America, with locations in Europe, Latin America, Australia and the Asia-Pacific region.

      These financial statements, which have been prepared in accordance with the instructions to Form 10-Q, do not include all of the information and note disclosures required by accounting principles generally accepted in the United States ("GAAP") and should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Financial statements in this Form 10-Q have not been examined by independent accountants in accordance with generally accepted auditing standards, but in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of CIT's financial position and results of operations. Certain prior period amounts have been reclassified to conform to the current presentation.

      In accordance with the provisions of FASB Interpretation No. 46R ("FIN 46"), "Consolidation of Variable Interest Entities," CIT consolidates variable interest entities for which management has concluded that CIT is the primary beneficiary. Entities that do not meet the definition of a variable interest entity are subject to the provisions of Accounting Research Bulletin No. 51 ("ARB 51"), "Consolidated Financial Statements" and are consolidated when management has determined that it has the controlling financial interest. Entities which do not meet the consolidation criteria in either FIN 46 or ARB 51 but which are significantly influenced by the Company, generally those entities that are twenty to fifty percent owned by CIT, are included in other assets at cost for securities not readily marketable and presented at the corresponding share of equity plus loans and advances. Investments in entities which management does not have significant influence are included in other assets at cost, less declines in value that are other than temporary. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", qualifying special purpose entities utilized in securitizations are not consolidated. Inter-company transactions have been eliminated.

Stock Based Compensation

      CIT has elected to apply Accounting Principles Board Opinion 25 ("APB 25") rather than the optional provisions of SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), as amended by SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" in accounting for its stock-based compensation plans. Under APB 25, CIT does not recognize compensation expense on the issuance of its stock options because the option terms are fixed and the exercise price equals the market price of the underlying stock on the grant date. The following table presents the pro forma information required by SFAS 123 as if CIT had accounted for stock options granted under the fair value method of SFAS 123, as amended ($ in millions, except per share data):

                                                                                  For the Quarters Ended March 31,
                                                                                  --------------------------------
                                                                                        2004             2003
                                                                                       ------           ------

Net income as reported..........................................................       $189.3           $127.0
Stock-based compensation expense-- fair value method, after tax.................          5.1              6.7
                                                                                       ------           ------
Pro forma net income............................................................       $184.2           $120.3
                                                                                       ======           ======
Basic earnings per share as reported............................................       $ 0.89           $ 0.60
                                                                                       ======           ======
Basic earnings per share pro forma..............................................       $ 0.87           $ 0.57
                                                                                       ======           ======
Diluted earnings per share as reported..........................................       $ 0.88           $ 0.60
                                                                                       ======           ======
Diluted earnings per share pro forma............................................       $ 0.85           $ 0.57
                                                                                       ======           ======

                         CIT GROUP INC. AND SUBSIDIARIES

      For the quarters ended March 31, 2004 and 2003, net income includes $4.0 million and $0.5 million of after-tax compensation cost related to restricted stock awards.

Recent Accounting Pronouncements

      In March 2004, the SEC issued Staff Accounting Bulletin 105 "Application of Accounting Principles to Loan Commitments" ("SAB 105"). SAB 105 requires that certain mortgage loan commitments issued after March 31, 2004 be accounted for as derivatives until the loan is made or they expire unexercised. Management does not expect the adoption of SAB 105 to have a material financial statement impact.

      In January 2004, the FASB issued FASB Staff Position No. FAS 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" (FSP 106-1). FSP 106-1 permits employers that sponsor postretirement benefit plans providing prescription drug benefits to retirees to make a one-time election to defer accounting for any effects of the Medicare Prescription Drug Improvement and Modernization Act of 2003. CIT has elected to defer the related accounting pending further guidance from the FASB.

      In December 2003, the FASB revised SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits." This revision requires interim disclosures regarding certain components of net periodic pension costs and the employer's contribution paid, or expected to be paid during the current fiscal year, if significantly different from amounts previously disclosed for interim periods beginning after December 15, 2003. The additional required disclosures are included in Note 9 -- Post Retirement and Other Benefit Plans.

      In December 2003, the SEC issued Staff Accounting Bulletin 104 "Revenue Recognition" ("SAB 104"), which revises or rescinds portions of related interpretive guidance in order to be consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 as of January 1, 2004 did not have a material financial statement impact.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This pronouncement establishes standards for classifying and measuring certain financial instruments as a liability (or an asset in some circumstances). This pronouncement requires CIT to display the Preferred Capital Securities (previously described as "Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company") within the debt section on the face of the Consolidated Balance Sheets and show the related expense with interest expense on a pre-tax basis. There was no impact to net income upon adoption. This pronouncement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Prior period restatement is not permitted. On November 7, 2003, certain measurement and classification provisions of SFAS 150, relating to certain mandatorily redeemable non-controlling interests, were deferred indefinitely. The adoption of these delayed provisions, which relate primarily to minority interests associated with finite-lived entities, is not expected to have a significant impact on the financial position or results of operations.

Note 2 -- Earnings Per Share

      Basic earnings per share ("EPS") is computed by dividing net income by the weighted-average number of common shares outstanding for the period. The diluted EPS computation includes the potential impact of dilutive securities, including stock options and restricted stock grants. The dilutive effect of stock options is computed using the treasury stock method, which assumes the repurchase of common shares by CIT at the average market price for the period. Options that do not have a dilutive effect (because the exercise price is above the market price) are not included in the denominator and averaged approximately 16.1 million shares for the quarter ended March 31, 2004 and 17.3 million shares for the quarter ended March 31, 2003.

                         CIT GROUP INC. AND SUBSIDIARIES

      The reconciliation of the numerator and denominator of basic EPS with that of diluted EPS is presented ($ in millions, except per share amounts, which are in whole dollars; weighted-average share balances in thousands):

                                             Quarter Ended March 31, 2004              Quarter Ended March 31, 2003
                                        ---------------------------------------   ---------------------------------------
                                          Income         Shares       Per Share     Income         Shares       Per Share
                                        (Numerator)   (Denominator)    Amount     (Numerator)   (Denominator)    Amount
                                        -----------   -------------   ---------   -----------   -------------   ---------
Basic EPS:
   Income available to common
     stockholders....................     $189.3        211,839        $ 0.89        $127.0        211,573        $0.60
Effect of Dilutive Securities:
   Restricted shares.................         --            540            --            --            326           --
   Stock options.....................         --          3,430         (0.01)           --             --           --
                                          ------        -------        ------        ------        -------        -----
Diluted EPS..........................     $189.3        215,809        $ 0.88        $127.0        211,899        $0.60
                                          ======        =======        ======        ======        =======        =====

Note 3 -- Business Segment Information

      The selected financial information by business segment presented below is based upon a fixed leverage ratio across business units and the allocation of most corporate expenses. Corporate and Other includes operating losses on venture capital investments, although those assets are included within Capital Finance, which now manages those assets ($ in millions).

                                                                                              Total
                                  Specialty      Commercial     Equipment      Capital       Business     Corporate
                                   Finance        Finance        Finance       Finance       Segments     and Other   Consolidated
                                  ---------      ----------     ---------      -------       --------     ---------   ------------

At and for the quarter ended
   March 31, 2004
Operating margin ...........      $   228.1      $   157.0      $    47.3      $   60.1      $   492.5      $23.4      $   515.9
Income taxes ...............           44.7           41.4            9.8          12.7          108.6       12.5          121.1
Net income .................           78.2           68.0           15.2          21.7          183.1        6.2          189.3
Total financing and
   leasing assets ..........       13,048.1       11,652.7        6,871.7       9,449.1       41,021.6         --       41,021.6
Total managed assets .......       19,062.6       11,652.7        9,924.2       9,449.1       50,088.6         --       50,088.6

At and for the quarter ended
   March 31, 2003
Operating margin ...........      $   190.5      $   141.0      $    40.2      $   46.1      $   417.8      $20.4      $   438.2
Income taxes ...............           33.4           38.0            6.8           9.3           87.5       (4.6)          82.9
Net income (loss) ..........           52.2           59.5           10.7          14.5          136.9       (9.9)         127.0
Total financing and
   leasing assets ..........       11,925.8        9,970.7        6,928.2       8,268.6       37,093.3         --       37,093.3
Total managed assets .......       18,336.3        9,970.7       10,905.4       8,268.6       47,481.0         --       47,481.0

      During the quarter ended June 30, 2004, the former Structured Finance segment was combined into the Capital Finance segment to better align with the marketplace and to improve efficiency. As part of this realignment, approximately $1.3 billion of communications and media assets were transferred to Commercial Finance. The table above has been revised from the historical presentation to this new segment reporting structure.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 4 -- Concentrations

      The following table summarizes the geographic and industry compositions (by obligor) of financing and leasing portfolio assets ($ in millions):

                                                                      March 31, 2004          December 31, 2003
                                                                   --------------------     --------------------
                                                                     Amount     Percent     Amount       Percent
                                                                   ---------    -------     ---------    -------
Geographic
North America:
   Northeast...............................................        $ 8,166.6     19.9%      $ 8,319.8      20.8%
   West....................................................          7,870.8     19.2%        7,485.5      18.7%
   Midwest.................................................          6,271.5     15.3%        5,996.2      14.9%
   Southeast...............................................          5,782.7     14.1%        5,558.6      13.9%
   Southwest...............................................          4,643.1     11.3%        4,423.1      11.0%
   Canada..................................................          2,009.6      4.9%        2,055.5       5.1%
                                                                   ---------    -----       ---------     -----
Total North America........................................         34,744.3     84.7%       33,838.7      84.4%
Foreign....................................................          6,277.3     15.3%        6,245.2      15.6%
                                                                   ---------    -----       ---------     -----
   Total...................................................        $41,021.6    100.0%      $40,083.9     100.0%
                                                                   =========    =====       =========     =====

                                                                     March 31, 2004          December 31, 2003
                                                                   --------------------     --------------------
                                                                    Amount      Percent       Amount     Percent
                                                                   ---------    -------     ---------    -------
Industry
Manufacturing(1) (no industry greater than 2.9%)...........        $ 7,416.7     18.1%      $ 7,340.6      18.3%
Retail(2)..................................................          5,700.7     13.9%        5,630.9      14.0%
Commercial airlines (including regional airlines)..........          5,029.6     12.3%        5,039.3      12.6%
Consumer based lending-- home mortgage.....................          3,465.1      8.4%        2,830.8       7.1%
Transportation(3)..........................................          2,920.8      7.1%        2,934.9       7.3%
Service industries.........................................          2,678.9      6.5%        2,608.3       6.5%
Consumer based lending-- non-real estate(4)................          1,856.9      4.5%        1,710.9       4.3%
Construction equipment.....................................          1,471.3      3.6%        1,571.2       3.9%
Wholesaling................................................          1,431.8      3.5%        1,374.7       3.4%
Communications(5)..........................................          1,317.7      3.2%        1,386.5       3.5%
Automotive Services........................................          1,212.7      3.0%        1,152.3       2.9%
Other (no industry greater than 3.0%)(6)...................          6,519.4     15.9%        6,503.5      16.2%
                                                                   ---------    -----       ---------     -----
   Total...................................................        $41,021.6    100.0%      $40,083.9     100.0%
                                                                   =========    =====       =========     =====

--------------------------------------------------------------------------------
(1) Includes manufacturers of textiles and apparel, industrial machinery and equipment, electrical and electronic equipment and other industries.

(2)   Includes retailers of apparel (5.9%) and general merchandise (4.1%).

(3)   Includes  rail,  bus,   over-the-road  trucking  industries  and  business
      aircraft.

(4) Includes receivables from consumers for products in various industries such as manufactured housing, recreational vehicles, marine and computers and related equipment.

(5) Includes $500.0 million and $556.3 million of equipment financed for the telecommunications industry at March 31, 2004 and December 31, 2003, respectively, but excludes telecommunications equipment financed for other industries.

(6) Included in "Other" above are financing and leasing assets in the energy, power and utilities sectors, which totaled $956.6 million, or 2.3% of total financing and leasing assets at March 31, 2004. This amount includes approximately $630.2 million in project financing and $269.0 million in rail cars on lease.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 5 -- Retained Interests in Securitizations

      The following table details the components of retained interests in securitizations ($ in millions):

                                                                                 March 31,        December 31,
                                                                                   2004               2003
                                                                                 ---------        ------------
Retained interests in commercial loans:
   Retained subordinated securities..........................................     $  456.1          $  536.6
   Interest-only strips......................................................        371.9             366.8
   Cash reserve accounts.....................................................        303.3             226.3
                                                                                  --------          --------
   Sub total.................................................................      1,131.3           1,129.7
                                                                                  --------          --------
Retained interests in consumer loans:
   Retained subordinated securities..........................................         89.9              86.7
   Interest-only strips......................................................         49.9              58.9
   Cash reserve accounts.....................................................         26.1              34.0
                                                                                  --------          --------
   Sub total.................................................................        165.9             179.6
                                                                                  --------          --------
Aerospace equipment trust certificates.......................................         67.4              71.5
                                                                                  --------          --------
   Total.....................................................................     $1,364.6          $1,380.8
                                                                                  ========          ========

Note 6 -- Accumulated Other Comprehensive Loss

      The following table details the components of accumulated other comprehensive loss, net of tax ($ in millions):

                                                                                  March 31,       December 31,
                                                                                    2004              2003
                                                                                  ---------       ------------
Foreign currency translation adjustments.....................................      $(104.4)         $(105.8)
Changes in fair values of derivatives qualifying as cash flow hedges.........       (102.9)           (41.3)
Unrealized gain on equity and securitization investments.....................         11.7              6.3
Minimum pension liability adjustments........................................         (0.8)            (0.8)
                                                                                   -------          -------
   Total accumulated other comprehensive loss................................      $(196.4)         $(141.6)
                                                                                   =======          =======

Note 7 -- Derivative Financial Instruments

      As part of managing exposure to interest rate, foreign currency, and, in limited instances, credit risk, CIT, as an end-user, enters into various derivative transactions, all of which are transacted in over-the-counter markets with other financial institutions acting as principal counter parties.
Derivatives are utilized for hedging purposes only, and policy prohibits entering into derivative financial instruments for trading or speculative purposes. To ensure both appropriate use as a hedge and to achieve hedge accounting treatment, whenever possible, substantially all derivatives entered into are designated according to a hedge objective against a specific or forecasted liability or, in limited instances, assets. The notional amounts, rates, indices, and maturities of our derivatives closely match the related terms of the underlying hedged items.

      CIT utilizes interest rate swaps to exchange variable-rate interest underlying forecasted issuances of commercial paper, specific variable-rate debt instruments, and, in limited instances, variable-rate assets for fixed-rate amounts. These interest rate swaps are designated as cash flow hedges and changes in fair value of these swaps, to the extent they are effective as a hedge, are recorded in other comprehensive income. Ineffective amounts are recorded in interest expense. Interest rate swaps are also utilized to convert fixed-rate interest on specific debt instruments to variable-rate amounts. These interest rate swaps are designated as fair value hedges and changes in fair value of these swaps are recorded as basis adjustments to the underlying debt balance.

                         CIT GROUP INC. AND SUBSIDIARIES

      The following table presents the notional principal amounts of interest rate swaps by class and the corresponding hedged liability position ($ in millions):

                                                    Notional Amount
                                          ----------------------------------
                                          March 31, 2004   December 31, 2003
                                          --------------   -----------------
                                                                             Effectively converts the interest
                                                                             rate on an equivalent amount of
                                                                             forecasted commercial paper
Floating to fixed-rate swaps--                                               issuances, variable-rate notes and
  cash flow hedges.....................      $2,585.5          $2,615.0      selected assets to a fixed rate.

                                                                             Effectively converts the interest
                                                                             rate on an equivalent amount of
Fixed to floating-rate swaps--                                               fixed-rate notes and selected assets
  fair value hedges ...................       6,751.2           6,758.2      to a variable rate.
                                             --------          --------
Total interest rate swaps..............      $9,336.7          $9,373.2
                                             ========          ========

      In addition to the swaps in the table above, in conjunction with securitizations, CIT entered into $2.8 billion in notional amount of interest rate swaps with the related trusts to protect the trusts against interest rate risk. CIT is insulated from this risk by entering into offsetting swap transactions with third parties totaling $2.8 billion in notional amount at March 31, 2004.

      CIT utilizes foreign currency exchange forward contracts to hedge currency risk underlying foreign currency loans to subsidiaries and the net investments in foreign operations. These contracts are designated as foreign currency cash flow hedges or net investment hedges and changes in fair value of these contracts are recorded in other comprehensive income along with the translation gains and losses on the underlying hedged items. CIT also utilizes cross currency interest rate swaps to hedge currency risk underlying foreign currency debt. These swaps are designated as foreign currency cash flow hedges or foreign currency fair value hedges and changes in fair value of these contracts are recorded in other comprehensive income along with the translation gains and losses on the underlying hedged items.

      The components of the adjustment to Accumulated Other Comprehensive Loss for derivatives qualifying as cash flow hedges are presented in the following table ($ in millions).

                                                                      Fair Value                      Total
                                                                      Adjustments    Income Tax    Unrealized
                                                                    of Derivatives     Effects        Loss
                                                                    --------------   ----------    ----------
Balance at December 31, 2003-- unrealized loss.....................     $ 64.6         $(23.3)       $ 41.3
Changes in values of derivatives qualifying as cash flow hedges....      101.0          (39.4)         61.6
                                                                        ------         ------        ------
Balance at March 31, 2004-- unrealized loss........................     $165.6         $(62.7)       $102.9
                                                                        ======         ======        ======

      The unrealized loss as of March 31, 2004, presented in the preceding table, primarily reflects our use of interest rate swaps to convert variable-rate debt to fixed-rate debt, followed by lower market interest rates. For the quarter ended March 31, 2004, the ineffective portion of changes in the fair value of cash flow hedges amounted to $0.3 million and has been recorded as a decrease to interest expense. Assuming no change in interest rates, approximately $43.3 million, net of tax, of Accumulated Other Comprehensive Loss is expected to be reclassified to earnings over the next twelve months as contractual cash payments are made. The Accumulated Other Comprehensive Loss (along with the corresponding swap liability) will be adjusted as market interest rates change over the remaining life of the swaps.

      During the first quarter of 2004, CIT entered into credit default swaps, with a combined notional value of $35.0 million and terms of 5 years, to economically hedge certain credit exposures. These swaps do not meet the requirements for hedge accounting treatment and therefore are recorded at fair value, with both realized and unrealized gains or losses recorded in other revenue in the consolidated statement of income. The fair value adjustment as of March 31, 2004 was not significant.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 8 -- Certain Relationships and Related Transactions

      CIT is a partner with Dell Inc. ("Dell") in Dell Financial Services L.P. ("DFS"), a joint venture that offers financing to Dell customers. The joint venture provides Dell with financing and leasing capabilities that are complementary to its product offerings and provides CIT with a steady source of new financings. CIT acquired this relationship through an acquisition during November 1999, and the current agreement extends until October 2005. CIT regularly purchases finance receivables from DFS at a premium, portions of which are typically securitized within 90 days of purchase from DFS. CIT has limited recourse to DFS on defaulted contracts. In accordance with the joint venture agreement, net income generated by DFS as determined under GAAP is allocated 70% to Dell and 30% to CIT, after CIT has recovered any cumulative losses. The DFS board of directors voting representation is equally weighted between designees of CIT and Dell, with one independent director. Any losses generated by DFS as determined under GAAP are allocated to CIT. DFS is not consolidated in CIT's March 31, 2004 financial statements and is accounted for under the equity method. At March 31, 2004, financing and leasing assets related to the DFS program (included in the CIT Consolidated Balance Sheet) were $1.6 billion and securitized assets included in managed assets were $2.4 billion. In addition to the owned and securitized assets acquired from DFS, CIT's maximum exposure to loss with respect to activities of the joint venture is approximately $202 million pretax at March 31, 2004, which is comprised of the investment in and loans to the joint venture.

      CIT also has a joint venture arrangement with Snap-on Incorporated ("Snap-on") that has a similar business purpose and model to the DFS arrangement described above, including credit recourse on defaulted receivables. CIT acquired this relationship through an acquisition during November 1999. The agreement with Snap-on extends until January 2007. CIT and Snap-on have 50% ownership interests, 50% board of directors representation and share income and losses equally. The Snap-on joint venture is accounted for under the equity method and is not consolidated in CIT's financial statements. As of March 31, 2004, the related financing and leasing assets and securitized assets were $1.1 billion and $0.1 billion, respectively. In addition to the owned and securitized assets purchased from the Snap-on joint venture, CIT's maximum exposure to loss with respect to activities of the joint venture is approximately $21 million pretax at March 31, 2004, which is comprised of the investment in and loans to the joint venture.

      Since December 2000, CIT has been a joint venture partner with Canadian Imperial Bank of Commerce ("CIBC") in an entity that is engaged in asset-based lending in Canada. Both CIT and CIBC have a 50% ownership interest in the joint venture and share income and losses equally. This entity is not consolidated in CIT's financial statements and is accounted for under the equity method. As of March 31, 2004, CIT's maximum exposure to loss with respect to activities of the joint venture is $142 million pretax, which is comprised of the investment in and loans to the joint venture.

      CIT invests in various trusts, partnerships, and limited liability corporations established in conjunction with structured financing transactions of equipment, power and infrastructure projects. CIT's interests in certain of these entities were acquired by CIT in November 1999, and others were subsequently entered into in the normal course of business. At March 31, 2004, other assets included $22 million of investments in non-consolidated entities relating to such transactions that are accounted for under the equity or cost methods. This investment is CIT's maximum exposure to loss with respect to these interests as of March 31, 2004.

      Certain shareholders of CIT provide investment management services in conjunction with employee benefit plans. These services are provided in the normal course of business.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 9 -- Post retirement and Other Benefit Plans

      The following table discloses various components of pension expense ($ in millions).

                                                For the Quarters Ended March 31,
                                                --------------------------------
                                                       2004           2003
                                                       ----           ----
Retirement Plans
Service cost..................................        $ 4.5          $ 3.9
Interest cost.................................          3.9            3.6
Expected return on plan assets................         (4.1)          (2.3)
Amortization of net loss......................          0.7            0.9
                                                      -----          -----
Net periodic benefit cost.....................        $ 5.0          $ 6.1
                                                      =====          =====
Postretirement Plans
Service cost..................................        $ 0.5          $ 0.4
Interest cost.................................          0.8            0.7
Amortization of net loss......................          0.3            0.1
                                                      -----          -----
Net periodic benefit cost.....................        $ 1.6          $ 1.2
                                                      =====          =====

Note 10 -- Commitments and Contingencies

      In the normal course of meeting the financing needs of its customers, CIT enters into various credit-related commitments, including standby letters of credit, which obligate CIT to pay the beneficiary of the letter of credit in the event that a CIT client to which the letter of credit was issued does not meet its related obligation to the beneficiary. These financial instruments generate fees and involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. To minimize potential credit risk, CIT generally requires collateral and other credit-related terms and conditions from the customer. At the time credit-related commitments are granted, the fair value of the underlying collateral and guarantees typically approximates or exceeds the contractual amount of the commitment. In the event a customer defaults on the underlying transaction, the maximum potential loss will generally be limited to the contractual amount outstanding less the value of all underlying collateral and guarantees.

      Guarantees are issued primarily in conjunction with CIT's factoring product, whereby CIT provides the client with credit protection for its trade receivables without actually purchasing the receivables. The trade terms are generally sixty days or less. In the event that the customer is unable to pay according to the contractual terms, then the receivables would be purchased. As of March 31, 2004, there were no outstanding liabilities relating to these credit-related commitments or guarantees, as amounts are generally billed and collected on a monthly basis.

      The   accompanying   table   summarizes   the   contractual   amounts   of
credit-related commitments ($ in millions).

                                                                                                          At
                                                                                                     December 31,
                                                                      At March 31, 2004                  2003
                                                             ------------------------------------    ------------
                                                                 Due to Expire
                                                             ---------------------
                                                              Within        After        Total          Total
                                                             One Year     One Year    Outstanding    Outstanding
                                                             --------     --------    -----------    -----------
Financing and leasing assets............................     $1,428.8     $5,486.0     $6,914.8       $5,934.3
Letters of credit and acceptances:
  Standby letters of credit.............................        508.5         22.3        530.8          508.7
  Other letters of credit...............................        627.2         72.8        700.0          694.0
  Acceptances...........................................         11.2           --         11.2            9.3
Guarantees..............................................         97.5         12.4        109.9          133.2
Venture capital fund commitments........................          3.4        113.7        117.1          124.2

                         CIT GROUP INC. AND SUBSIDIARIES

      As of March 31, 2004, commitments to purchase commercial aircraft from both Airbus Industrie and The Boeing Company are detailed below ($ in millions).

Calendar Year:                                       Amount         Number
--------------                                       ------         ------
2004.............................................   $  715.0           17
2005.............................................      918.0           18
2006.............................................      996.0           20
2007.............................................      260.0            5
                                                    --------           --
Total............................................   $2,889.0           60
                                                    ========           ==

      The order amounts exclude CIT's options to purchase additional aircraft.

      Outstanding commitments to purchase equipment, other than the aircraft detailed above, totaled $206.7 million at March 31, 2004. CIT is party to a railcar sale-leaseback transaction under which it is obligated to pay a remaining total of $465.7 million, approximately $28 million per year through 2010 and declining thereafter through 2024, which is more than offset by CIT's re-lease of the assets, contingent on its ability to maintain railcar usage. In conjunction with this sale-leaseback transaction, CIT has guaranteed all obligations of the related consolidated lessee entity.

      CIT has guaranteed the public and private debt securities of a number of its wholly-owned, consolidated subsidiaries, including those disclosed in Note 14 -- Summarized Financial Information of Subsidiaries. In the normal course of business, various consolidated CIT subsidiaries have entered into other credit agreements and certain derivative transactions with financial institutions that are guaranteed by CIT. These transactions are generally used by CIT's subsidiaries outside of the U.S. to allow the local subsidiary to borrow funds in local currencies. In addition, CIT has guaranteed, on behalf of certain non-consolidated subsidiaries, $11.9 million of third party debt, which is not reflected in the consolidated balance sheet at March 31, 2004.

Note 11 -- Legal Proceedings

      On April 10, 2003, a putative class action lawsuit, asserting claims under the Securities Act of 1933, was filed in the United States District Court for the Southern District of New York against CIT, its Chief Executive Officer and its Chief Financial Officer. The lawsuit contained allegations that the registration statement and prospectus prepared and filed in connection with CIT's 2002 IPO were materially false and misleading, principally with respect to the adequacy of CIT's telecommunications-related loan loss reserves at the time. The lawsuit purported to have been brought on behalf of all those who purchased CIT common stock in or traceable to the IPO, and sought, among other relief, unspecified damages or rescission for those alleged class members who still hold CIT stock and unspecified damages for other alleged class members. On June 25, 2003, by order of the United States District Court, the lawsuit was consolidated with five other substantially similar suits, all of which had been filed after April 10, 2003 and one of which named as defendants some of the underwriters in the IPO and certain former directors of CIT. Glickenhaus & Co., a privately held investment firm, has been named lead plaintiff in the consolidated action.

      On September 16, 2003, an amended and consolidated complaint was filed. That complaint contains substantially the same allegations as the original complaints. In addition to the foregoing, two similar suits were brought by certain shareholders on behalf of CIT against CIT and some of its present and former directors under Delaware corporate law.

      CIT believes that the allegations in each of these actions are without merit and that its disclosures were proper, complete and accurate. CIT intends to vigorously defend itself in these actions.

      In addition, there are various legal proceedings pending against CIT, which have arisen in the ordinary course of business. Management believes that the aggregate liabilities, if any, arising from such actions, including the class action suit above, will not have a material adverse effect on the consolidated financial position, results of operations or liquidity of CIT.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 12 -- Severance and Facility Restructuring Reserves

      The following table summarizes purchase accounting liabilities (pre-tax) related to severance of employees and closing facilities that were recorded in connection with the acquisition of CIT by Tyco, as well as utilization during the current quarter ($ in millions):

                                                            Severance              Facilities
                                                       --------------------    ---------------------
                                                       Number of               Number of                 Total
                                                       Employees    Reserve    Facilities    Reserve    Reserves
                                                       ---------    -------    ----------    -------    --------
Balance December 31, 2003.........................         43        $ 2.3         12         $ 7.2      $ 9.5
Utilization.......................................        (12)        (0.8)        (2)         (4.2)      (5.0)
                                                          ---        -----         --         -----      -----
Balance at March 31, 2004.........................         31        $ 1.5         10         $ 3.0      $ 4.5
                                                           ==        =====         ==         =====      =====

      The reserves remaining at March 31, 2004 relate largely to the restructuring of the European operations. Severance reserves include amounts payable within the next year to individuals who chose to receive payments on a periodic basis. The facility reserves relate primarily to shortfalls in sublease transactions and will be utilized over the remaining lease terms, generally within 6 years.

Note 13 -- Goodwill and Intangible Assets

      Goodwill and intangible assets totaled $485.5 million and $487.7 million at March 31, 2004 and December 31, 2003, respectively. The Company periodically reviews and evaluates its goodwill and other intangible assets for potential impairment. Effective October 1, 2001, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), under which goodwill is no longer amortized but instead is assessed for impairment at least annually. As part of the adoption, the Company allocated its existing goodwill to each of its reporting units as of October 1, 2001. Under the transition provisions of SFAS 142, there was no goodwill impairment as of October 1, 2001.

      The most recent goodwill impairment analysis was performed during the fourth quarter of 2003, which indicated that the fair value of goodwill was in excess of the carrying value. There were no changes in the carrying values of goodwill during the quarter ended March 31, 2004. The following table summarizes the remaining goodwill balance by segment ($ in millions):

                                           Specialty    Commercial
                                            Finance       Finance        Total
                                           ---------    ----------       -----
Balance as of March 31, 2004............     $12.7        $370.4         $383.1

      Other intangible assets, net, comprised primarily of acquired customer relationships, proprietary computer software and related transaction processes, totaled $102.4 million and $104.6 million, at March 31, 2004 and December 31, 2003, and are included in Goodwill and Intangible Assets in the Consolidated Balance Sheets. Other intangible assets are being amortized in relation to the related revenue streams over their respective lives that range from five to twenty years. Amortization expense totaled $2.2 million for the quarter ended March 31, 2004 versus $1.1 million for the quarter ended March 31, 2003. The projected amortization for the years ended December 31, 2004 through December 31, 2008 are: $9.1 million for 2004 and 2005; $8.0 million for 2006; and $4.7 million for 2007 and 2008.

Note 14 -- Summarized Financial Information of Subsidiaries

      The following presents condensed consolidating financial information for CIT Holdings LLC and Capita Corporation (formerly AT&T Capital Corporation). CIT has guaranteed on a full and unconditional basis the existing debt securities that were registered under the Securities Act of 1933 and certain other indebtedness of these subsidiaries. CIT has not presented related financial statements or other information for these subsidiaries on a stand-alone basis ($ in millions).

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                     CIT
            CONSOLIDATING                  CIT         Capita      Holdings      Other
           BALANCE SHEETS               Group Inc.   Corporation     LLC      Subsidiaries   Eliminations     Total
           --------------               ----------   -----------   --------   ------------   ------------     -----

March 31, 2004

ASSETS
Net finance receivables..............   $  1,203.3    $3,523.0     $1,300.4    $25,524.0       $      --    $31,550.7
Operating lease equipment, net.......           --       586.9        117.4      6,871.9              --      7,576.2
Finance receivables held for sale....           --        74.6         77.0        854.6              --      1,006.2
Cash and cash equivalents............        633.2       472.6        256.3         (5.6)             --      1,356.5
Other assets.........................      7,648.8       310.4        349.5      1,946.8        (5,492.7)     4,762.8
                                        ----------    --------     --------    ---------       ---------    ---------
   Total Assets......................   $  9,485.3    $4,967.5     $2,100.6    $35,191.7       $(5,492.7)   $46,252.4
                                        ==========    ========     ========    =========       =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Debt.................................   $ 31,879.4    $  536.3     $1,433.4    $   226.7       $      --    $34,075.8
Credit balances of
   factoring clients.................           --          --           --      3,619.4              --      3,619.4
Accrued liabilities and payables.....    (27,886.8)    3,829.2       (555.6)    27,639.1              --      3,025.9
                                        ----------    --------     --------    ---------       ---------    ---------
   Total Liabilities.................      3,992.6     4,365.5        877.8     31,485.2              --     40,721.1
Minority interest....................           --          --           --         38.6              --         38.6
Total Stockholders' Equity...........      5,492.7       602.0      1,222.8      3,667.9        (5,492.7)     5,492.7
                                        ----------    --------     --------    ---------       ---------    ---------
   Total Liabilities and
   Stockholders' Equity..............   $  9,485.3    $4,967.5     $2,100.6    $35,191.7       $(5,492.7)   $46,252.4
                                        ==========    ========     ========    =========       =========    =========

December 31, 2003

ASSETS
Net finance receivables..............   $  1,581.3    $3,755.4     $1,208.8    $24,111.0       $      --    $30,656.5
Operating lease equipment, net.......           --       580.3        146.4      6,888.8              --      7,615.5
Finance receivables held for sale....           --        80.0        163.8        674.5              --        918.3
Cash and cash equivalents............      1,479.9       410.6        227.5       (144.3)             --      1,973.7
Other assets.........................      8,308.2       198.1        174.1      1,892.6        (5,394.2)     5,178.8
                                        ----------    --------     --------    ---------       ---------    ---------
   Total Assets......................   $ 11,369.4    $5,024.4     $1,920.6    $33,422.6       $(5,394.2)   $46,342.8
                                        ==========    ========     ========    =========       =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Debt.................................   $ 30,656.7    $1,003.5     $1,407.7    $   600.7       $      --    $33,668.6
Credit balances of
   factoring clients.................           --          --           --      3,894.6              --      3,894.6
Accrued liabilities and payables.....    (24,681.5)    3,412.0       (701.2)    25,317.1              --      3,346.4
                                        ----------    --------     --------    ---------       ---------    ---------
   Total Liabilities.................      5,975.2     4,415.5        706.5     29,812.4              --     40,909.6
Minority interest....................           --          --           --         39.0              --         39.0
Total Stockholders' Equity...........      5,394.2       608.9      1,214.1      3,571.2        (5,394.2)     5,394.2
                                        ----------    --------     --------    ---------       ---------    ---------
   Total Liabilities and
   Stockholders' Equity..............   $ 11,369.4    $5,024.4     $1,920.6    $33,422.6       $(5,394.2)   $46,342.8
                                        ==========    ========     ========    =========       =========    =========

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                     CIT
             CONSOLIDATING                 CIT         Capita      Holdings      Other
         STATEMENTS OF INCOME           Group Inc.   Corporation     LLC      Subsidiaries   Eliminations     Total
         --------------------           ----------   -----------   --------   ------------   ------------     -----

Quarter Ended
   March 31, 2004
Finance income.......................     $  9.5       $184.4       $47.6        $661.4        $    --        $902.9
Interest expense.....................      (22.9)        54.1         3.9         262.9             --         298.0
                                          ------       ------       -----        ------        -------        ------
Net finance income...................       32.4        130.3        43.7         398.5             --         604.9
Depreciation on operating
   lease equipment...................         --         84.6        11.1         138.8             --         234.5
                                          ------       ------       -----        ------        -------        ------
Net finance margin...................       32.4         45.7        32.6         259.7             --         370.4
Provision for credit losses..........        4.2         10.7         2.6          68.1             --          85.6
                                          ------       ------       -----        ------        -------        ------
Net finance margin, after provision
   for credit losses.................       28.2         35.0        30.0         191.6             --         284.8
Equity in net income
   of subsidiaries...................      155.6           --          --            --         (155.6)           --
Other revenue........................        0.6         31.3        32.6         165.9             --         230.4
Gain on venture capital
   investments.......................         --           --          --           0.7             --           0.7
                                          ------       ------       -----        ------        -------        ------
Operating margin.....................      184.4         66.3        62.6         358.2         (155.6)        515.9
Operating expenses...................       18.6         36.7        23.2         168.8             --         247.3
Gain on redemption of debt...........       41.8           --          --            --             --          41.8
                                          ------       ------       -----        ------        -------        ------
Income (loss) before provision
   for income taxes..................      207.6         29.6        39.4         189.4         (155.6)        310.4
Provision for income taxes...........       18.3         11.5        15.4          75.9             --         121.1
                                          ------       ------       -----        ------        -------        ------
Net income (loss)....................     $189.3       $ 18.1       $24.0        $113.5        $(155.6)       $189.3
                                          ======       ======       =====        ======        =======        ======

Quarter Ended
   March 31, 2003
Finance income.......................     $ 29.7       $202.6       $48.5        $658.4        $    --        $939.2
Interest expense.....................       (2.1)        88.9        (2.7)        270.6             --         354.7
                                          ------       ------       -----        ------        -------        ------
Net finance income...................       31.8        113.7        51.2         387.8             --         584.5
Depreciation on operating
   lease equipment...................         --         98.2        20.1         160.5             --         278.8
                                          ------       ------       -----        ------        -------        ------
Net finance margin...................       31.8         15.5        31.1         227.3             --         305.7
Provision for credit losses..........       12.7         13.3         2.7          74.3             --         103.0
                                          ------       ------       -----        ------        -------        ------
Net finance margin, after
   provision for credit losses.......       19.1          2.2        28.4         153.0             --         202.7
Equity in net income of
   subsidiaries......................      107.7           --          --            --         (107.7)           --
Other revenue........................        0.6         34.0        21.1         184.2             --         239.9
Loss on venture capital
   investments.......................         --           --          --          (4.4)            --         (4.4)
                                          ------       ------       -----        ------        -------        ------
Operating margin.....................      127.4         36.2        49.5         332.8         (107.7)        438.2
Operating expenses...................       (1.9)        40.1        40.0         147.4             --         225.6
                                          ------       ------       -----        ------        -------        ------
Income (loss) before provision for
   income taxes......................      129.3         (3.9)        9.5         185.4         (107.7)        212.6
Provision (benefit) for income taxes.        2.3         (1.5)        3.7          78.4             --          82.9
Dividends on preferred capital
   securities, after tax.............         --           --          --          (2.7)            --          (2.7)
                                          ------       ------       -----        ------        -------        ------
Net income (loss)....................     $127.0       $ (2.4)      $ 5.8        $104.3        $(107.7)       $127.0
                                          ======       ======       =====        ======        =======        ======

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                     CIT
        CONSOLIDATING STATEMENT            CIT         Capita      Holdings      Other
             OF CASH FLOWS              Group Inc.   Corporation     LLC      Subsidiaries   Eliminations     Total
        -----------------------         ----------   -----------   --------   ------------   ------------     -----

Quarter Ended
   March 31, 2004

Cash Flows From
   Operating Activities:
Net cash flows provided by
   (used for) operations.............   $    65.0     $ (83.3)     $(141.1)    $   604.1      $      --     $   444.7
                                        ---------     -------      -------     ---------      ---------     ---------
Cash Flows From
   Investing Activities:
Net (increase) decrease in financing
   and leasing assets................       374.0       154.4         18.1      (1,949.2)            --      (1,402.7)
Decrease in inter-company loans
   and investments...................    (2,508.4)         --           --            --        2,508.4
Other................................          --          --           --          (1.1)            --          (1.1)
                                        ---------     -------      -------     ---------      ---------     ---------
Net cash flows (used for) provided
   by investing activities...........    (2,134.4)      154.4         18.1      (1,950.3)       2,508.4      (1,403.8)
                                        ---------     -------      -------     ---------      ---------     ---------
Cash Flows From
   Financing Activities:
Net increase (decrease) in debt......     1,222.7      (467.2)        25.7        (403.3)            --         377.9
Inter-company financing..............          --       458.1        126.1       1,924.2       (2,508.4)           --
Cash dividends paid..................          --          --           --         (28.0)            --         (28.0)
Other................................          --          --           --          (8.0)            --          (8.0)
                                        ---------     -------      -------     ---------      ---------     ---------
Net cash flows provided by
   (used for) financing activities...     1,222.7        (9.1)       151.8       1,484.9       (2,508.4)        341.9
                                        ---------     -------      -------     ---------      ---------     ---------
Net (decrease) increase in cash
   and cash equivalents..............      (846.7)       62.0         28.8         138.7             --        (617.2)
Cash and cash equivalents,
   beginning of period...............     1,479.9       410.6        227.5        (144.3)            --       1,973.7
                                        ---------     -------      -------     ---------      ---------     ---------
Cash and cash equivalents,
   end of period.....................   $   633.2     $ 472.6      $ 256.3     $    (5.6)     $      --     $ 1,356.5
                                        =========     =======      =======     =========      =========     =========

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                     CIT
        CONSOLIDATING STATEMENT            CIT         Capita      Holdings      Other
             OF CASH FLOWS              Group Inc.   Corporation     LLC      Subsidiaries   Eliminations     Total
        -----------------------         ----------   -----------   --------   ------------   ------------     -----

Quarter Ended
   March 31, 2003
Cash Flows From
   Operating Activities:
Net cash flows provided
   by (used for) operations..........    $ (534.5)     $ 466.3     $ (77.4)    $   644.3       $    --      $   498.7
                                         --------      -------     -------     ---------       -------      ---------
Cash Flows From
   Investing Activities:
Net decrease in financing and
   leasing assets....................        (2.2)       (12.6)      (42.1)     (1,228.5)           --       (1,285.4)
Decrease in inter-company loans
   and investments...................      (430.9)          --          --            --         430.9             --
Other................................          --           --          --         (41.4)           --          (41.4)
                                         --------      -------     -------     ---------       -------      ---------
Net cash flows (used for)
   investing activities..............      (433.1)       (12.6)      (42.1)     (1,269.9)        430.9       (1,326.8)
                                         --------      -------     -------     ---------       -------      ---------
Cash Flows From
   Financing Activities:
Net increase (decrease) in debt......     1,073.3        (16.4)     (249.0)         34.4            --          842.3
Inter-company financing..............          --       (379.9)      146.9         663.9        (430.9)            --
Cash dividends paid..................          --           --          --         (25.4)           --          (25.4)
                                         --------      -------     -------     ---------       -------      ---------
Net cash flows provided by
   (used for) financing activities...     1,073.3       (396.3)     (102.1)        672.9        (430.9)         816.9
                                         --------      -------     -------     ---------       -------      ---------
Net (decrease) increase in cash
   and cash equivalents..............       105.7         57.4      (221.6)         47.3            --          (11.2)
Cash and cash equivalents,
   beginning of period...............     1,310.9        231.1       293.7         200.9            --        2,036.6
                                         --------      -------     -------     ---------       -------      ---------
Cash and cash equivalents,
   end of period.....................    $1,416.6      $ 288.5     $  72.1     $   248.2       $    --      $ 2,025.4
                                         ========      =======     =======     =========       =======      =========